UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Pogo Producing Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For Immediate Release

Pogo Producing Company Announces Amendments to Tender Offers and Consent Solicitations

HOUSTON, TEXAS, November 5, 2007—Pogo Producing Company (NYSE: PPP), in connection with its offers to purchase all properly tendered and accepted notes listed in the table appearing below and the related solicitations of consents to the proposed amendments to the indentures governing such notes, today announced that, effective as of November 5, 2007, Pogo has:

•                  amended the tender offer relating to each series of notes listed in the table below such that:

•                  the “expiration time” for such tender offer will occur at 5:00 p.m. (New York City time) on November 20, 2007, unless further extended by Pogo, and

•                  the “purchase price” and “total consideration” for such tender offer will equal the amounts set forth below with respect to such series; and

•                  amended the consent solicitation relating to each series of notes listed in the table below such that:

•                  the “consent time” for such consent solicitation will occur simultaneously with the expiration time of the tender offer relating to such series, and

•                  the “consent payment” for such consent solicitation will equal the amount set forth below with respect to such series.

Pogo does not currently intend to further extend the expiration time of any of the tender offers or the consent time for any of the consent solicitations. As of 5:00 p.m. (New York City time) on November 5, 2007, approximately $95.4 million aggregate principal amount of notes had been validly tendered for purchase (and not validly withdrawn). The following table shows the principal amount of each series of notes tendered (and not validly withdrawn) as of such date and time:

Series of Notes	CUSIP No.	Total Outstanding Principal Amount	Purchase Price(1)(2)	Consent Payment(2)	Total Consideration(1)(2)	Outstanding Principal Amount Tendered as of November 5, 2007	Percentage of Outstanding Principal Amount Tendered as of November 5, 2007

7.875% Senior Subordinated Notes due 2013	730448 AV 9	$450,000,000	$1,010.00	$30.00	$1,040.00	$8,177,000	1.817%
6.625% Senior Subordinated Notes due 2015	730448 AR 8	$300,000,000	$1,010.00	$20.00	$1,030.00	$43,810,000	14.603%
6.875% Senior Subordinated Notes due 2017	730448 AT 4	$500,000,000	$1,010.00	$20.00	$1,030.00	$43,398,000	8.680%

(1)          Does not include accrued and unpaid interest, which will be paid on the notes accepted for purchase.

(2)          Per $1,000 principal amount of notes that are accepted for purchase.

Pogo reserves the right to terminate, withdraw or amend, or waive certain aspects of, the tender offers or consent solicitations at any time, subject to applicable law.

The tender offers and consent solicitations were undertaken in anticipation of Pogo’s pending merger into a subsidiary of Plains Exploration & Production Company (“PXP”). Consummation of the tender offers or the consent solicitations is not a condition to the closing of the merger. Pogo and PXP have each scheduled November 6, 2007 as the special meeting date for their respective stockholders of record as of September 25, 2007 to vote on the transaction. Pogo expects the merger to close promptly after the stockholder meetings if the necessary stockholder approvals are obtained.

In connection with the tender offers and consent solicitations, Pogo has retained J.P. Morgan Securities Inc. to serve as dealer manager and solicitation agent and MacKenzie Partners, Inc. to serve as information agent. Questions regarding the tender offers and consent solicitations may be directed to J.P. Morgan Securities Inc. at (212) 270-3994 (collect). Requests for documents may be directed to MacKenzie Partners, Inc. at (800) 322-2885.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities, nor shall there be any offer or sale of any notes or other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The tender offers and consent solicitations are being made solely by the Offer to Purchase and Consent Solicitation Statement dated October 3, 2007 and related material.

Pogo Producing Company explores for, develops and produces oil and natural gas. Headquartered in Houston, Pogo owns approximately 1,900,000 gross leasehold acres in major oil and gas provinces in United States, 6,354,000 acres in New Zealand and 1,480,000 acres in Vietnam. Pogo common stock is listed on the New York Stock Exchange under the symbol “PPP.”

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This release includes statements of current expectations regarding Pogo, including statements regarding the tender offers and consent solicitations and the expected merger with PXP, that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits cannot be fully realized. Pogo discusses risks and uncertainties associated with its business in reports it files with the SEC and disclaims any responsibility to update these forward-looking statements.

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ADDITIONAL INFORMATION

PXP AND POGO HAVE FILED A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT / PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING PXP, POGO AND THE MERGER. A DEFINITIVE JOINT PROXY STATEMENT / PROSPECTUS HAS BEEN SENT TO SECURITY HOLDERS OF PXP SEEKING THEIR APPROVAL OF THE ISSUANCE OF SHARES OF PXP STOCK TO BE USED AS MERGER CONSIDERATION AND POGO’S STOCKHOLDERS SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY PXP AND POGO WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

The definitive joint proxy statement/prospectus and such other documents (relating to PXP) may also be obtained for free from PXP by directing a request to Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002, Attention:  Joanna Pankey; Telephone:  (713) 579-6000, E-mail:  JPankey@pxp.com.

The definitive joint proxy statement/prospectus and such other documents (relating to Pogo) may also be obtained for free from Pogo by directing a request to Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, TX 77046, Attention:  Lynne Roberts; Telephone:  (713) 297-5000, E-mail:  robertsl@pogoproducing.com.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus on file with the SEC. Information concerning beneficial ownership of PXP stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.

Pogo, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Pogo’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus on file with the SEC. Information concerning beneficial ownership of Pogo common stock by its directors and certain executive officers is included in its proxy statement dated April 20, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.